As filed with the Securities and Exchange Commission on February 21, 2013
Registration No. 333-______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

WINDSTREAM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-32422	20-0792300
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4001 Rodney Parham Road, Little Rock, Arkansas	72212
(Address of principal executive offices)	(Zip Code)
WINDSTREAM 401(k) PLAN
(Full title of the plan)

John P. Fletcher
Executive Vice President and General Counsel
Windstream Corporation
4001 Rodney Parham Road
Little Rock, Arkansas 72212
(501) 748-7000
(Name, address and telephone number,
including area code, of agent for service)
____________

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount to be Registered (1) (2)	Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee
Common Stock, par value $.0001 per share	6,000,000	$8.90	$53,400,000	$7,284

(1)
Pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described above.

(2)
Pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of shares of Common Stock that may be offered or sold as a result of any adjustments based on stock splits, stock dividends or similar events provided under the employee benefit plan described above.

(3)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h)(1) on the basis of the average of the high and low price reported on NASDAQ on February 19, 2013.

EXPLANATORY NOTE
This Registration Statement on Form S-8 (this “Registration Statement”) is being filed to register an additional 6,000,000 shares of Common Stock, $.0001 par value per share (“Common Stock”), of Windstream Corporation (the “Company”) available for issuance under the Windstream 401(k) Plan (the “Plan”).
The Company initially registered 5,000,000 shares of Common Stock and an indeterminate amount of interests for issuance under the Plan on a Form S-8 Registration Statement (File No. 333-135849) (the “Original Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) on July 19, 2006, and registered an additional 5,000,000 shares of Common Stock and an indeterminate amount of interests for issuance under the Plan on a Form S-8 Registration Statement (File No. 333-168844) (the “Subsequent Registration Statement”) filed with the Commission on August 13, 2010. Pursuant to General Instruction (E) of Form S-8, the contents of the Original Registration Statement, as modified by the Subsequent Registration Statement, are incorporated herein by reference, except that the provisions contained in Part II of the Original Registration Statement, as modified by the Subsequent Registration Statement, are modified as set forth in this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Company, are incorporated herein by reference as of their respective dates of filing with the Commission:

(a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

(b) The Plan's Annual Report on Form 11-K for the year ended December 31, 2011;

(c) The Company's Current Reports on Form 8-K filed on January 4, 2013, January 8, 2013, January 23, 2013, 2013, and February 7, 2013.

(d) The description of the Company's Common Stock contained in the Registration Statement on Form 8-A, filed with the Commission on December 8, 2009, pursuant to Section 12 of the Securities Exchange Act of 1934 (the “Exchange Act”), as modified by the Company's Current Report on Form 8-K, filed with the Commission on February 19, 2010, and including any other amendment or report filed with the Commission for the purpose of updating such description.

All reports and other documents subsequently filed by the Company or the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold hereunder shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Item 8. Exhibits.

The Exhibits to this Registration Statement are listed in the Exhibit Index and are incorporated herein by reference. The Company will submit or has submitted the Plan and any amendment thereto to the Internal Revenue Service (“IRS”) in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Little Rock, State of Arkansas, on this 21st day of February, 2013.

WINDSTREAM CORPORATION

By:	/s/ Jeffery R. Gardner
Name:	Jeffery R. Gardner
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated:

Name	Title	Date

/s/ Jeffery R. Gardner	President and Chief Executive Officer	February 21, 2013
Jeffery R. Gardner	Director ( Principal Executive Officer)

/s/ Anthony W. Thomas	Chief Financial Officer	February 21, 2013
Anthony W. Thomas	(Principal Financial Officer)

/s/ John C. Eichler	Controller	February 21, 2013
John C. Eichler	(Principal Accounting Officer)

/s/ Carol B. Armitage*	Director	February 21, 2013
Carol B. Armitage

/s/ Samuel E. Beall, III*	Director	February 21, 2013
Samuel E. Beall, III

/s/ Dennis E. Foster*	Director	February 21, 2013
Dennis E. Foster

/s/ Francis X. Frantz*	Director	February 21, 2013
Francis X. Frantz

/s/ Jeffrey T. Hinson*	Director	February 21, 2013
Jeffrey T. Hinson

/s/ Judy K. Jones*	Director	February 21, 2013
Judy K. Jones

/s/ William A. Montgomery*	Director	February 21, 2013
William A. Montgomery

/s/ Alan L. Wells*	Director	February 21, 2013
Alan L. Wells

* The undersigned, by signing his name hereto, executes this Registration Statement pursuant to powers of attorney executed by the above-named persons and filed with the Securities and Exchange Commission as an Exhibit to this Registration Statement.

By:	/s/ John P. Fletcher
Name:	John P. Fletcher
Title:	Attorney-in-fact

The Plan. Pursuant to the requirements of the Securities Act of 1933, the Windstream 401(k) Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Little Rock, State of Arkansas, on this 21st day of February, 2013.

BENEFITS COMMITTEE

/s/ Brent K. Whittington
Brent K. Whittington
Member

/s/ David Works
David Works
Member

/s/ Jennifer Gadberry
Jennifer Gadberry
Member

/s/ Anthony W. Thomas
Anthony W. Thomas
Member

INDEX TO EXHIBITS

The following exhibits are filed with this registration statement:

(4)	INSTRUMENTS DEFINING THE RIGHTS OF SECURITY HOLDERS

4.1
Amended and Restated Certificate of Incorporation of the Company, incorporated herein by reference to Annex E to Amendment No. 3 to the Company's Registration Statement on Form S-4, filed with the Commission on May 23, 2006 (File No. 333-132073).

4.2
Amended and Restated Bylaws of the Company, incorporated herein by reference to Exhibit 3.2 to the Company's Current Report on Form 8-K, filed with the Commission on February 19, 2010 (File No. 001-32422).

*4.3	Windstream 401(k) Plan (January 1, 2011 Restatement) (the "Windstream 401(k) Plan").

*4.4	Amendment No. 1 to the Windstream 401(k) Plan

*4.5	Amendment No. 2 to the Windstream 401(k) Plan

*4.6	Amendment No. 3 to the Windstream 401(k) Plan

*4.7	Amendment No. 4 to the Windstream 401(k) Plan

*4.8	Amendment No. 5 to the Windstream 401(k) Plan

*4.9	Amendment No. 6 to the Windstream 401(k) Plan

*4.10	Amendment No. 7 to the Windstream 401(k) Plan

(5)	OPINION REGARDING LEGALITY

*5.1	Opinion of John P. Fletcher.

(23)	CONSENTS OF EXPERTS AND COUNSEL

*23.1	Consent of PriceWaterhouseCoopers LLP.

*23.2	Consent of John P. Fletcher (contained in his opinion filed as Exhibit 5.1).

(24)	POWERS OF ATTORNEY

*24.1	Powers of Attorney of each person whose signature on this registration statement was signed by another pursuant to a power of attorney.

__________________
* Filed Herewith